Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 1

Supplemental Indenture No. 1 (“Supplemental Indenture No. 1”), dated as of July 13, 2017 among IHS Markit Ltd., a Bermuda exempted company (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a Senior Notes Indenture (the “Initial Indenture”), dated as of February 9, 2017, providing for the issuance of an unlimited aggregate principal amount of 4.75% Senior Notes due 2025;

WHEREAS, the Company has previously issued $500,000,000 aggregate principal amount of 4.75% Senior Notes due 2025 (the “Existing Notes”);

WHEREAS, the Company wishes to issue $300,000,000 aggregate principal amount of Additional Notes;

WHEREAS, in accordance with Section 2.01 of the Initial Indenture, the Company may issue Additional Notes and shall enter into a supplemental indenture to the Initial Indenture to provide for the issuance of such Additional Notes;

WHEREAS, the Company and the Guarantors wish to execute and deliver this Supplemental Indenture No. 1 to provide for the issuance of $300,000,000 aggregate principal amount of its 4.75% Senior Notes due 2025 (the “New Notes”) as Additional Notes under the Initial Indenture;

WHEREAS, in connection with the issuance of the New Notes and pursuant to Section 2.01 of the Initial Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture No. 1;

WHEREAS, all things necessary have been done to make this Supplemental Indenture No. 1 a valid and binding agreement of the Company, the Guarantors listed on the signature pages hereto and the Trustee, in accordance with its terms;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2) Additional Notes. As of the date hereof, the Company shall issue the New Notes pursuant to this Supplemental Indenture No. 1. The New Notes issued pursuant to this Supplemental Indenture No. 1 constitute Additional Notes issued pursuant to Section 2.01 of the Initial Indenture and shall be consolidated with and form a single class with the Existing Notes previously established pursuant to the Initial Indenture. The New Notes shall have the same terms and conditions in all respects as the Existing Notes, except that the issue date of the New Notes shall be July 13, 2017 and the issue price shall be 105.5% of the aggregate principal amount thereof plus accrued and unpaid interest from

February 9, 2017. The New Notes will be (and in the case of the New Notes issued pursuant to Regulation S under the Securities Act, after being mandatorily exchanged for New Notes with the same CUSIP/ISIN numbers as the Existing Notes issued pursuant to Regulation S under the Securities Act as described below, will be) fungible for U.S. federal income tax purposes with the Existing Notes and will have the same issue date and issue price as the Existing Notes for such purposes. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Existing Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof); it being understood that any New Notes issued in the form of a Definitive Note may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of the Initial Indenture. The form of the global notes or definitive notes representing the New Notes is attached hereto as Exhibit A.

(3) Aggregate Principal Amount. The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Supplemental Indenture No. 1 shall be $300,000,000.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 1 WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(5) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture No. 1 shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture No. 1 or the New Notes or as to the accuracy of the recitals to this Supplemental Indenture No. 1. The Trustee shall not be accountable for the use or application by the Company of the New Notes or the proceeds thereof.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 1. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) Mandatory Exchange of Regulation S Global Notes. Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in a Regulation S Global Note (CUSIP G47567 AB1, ISIN No. USG47567AB13) pursuant to Applicable Procedures. The Company shall deliver to the Trustee a written order of the Company to process such mandatory exchange, along with an Officer’s Certificate and Opinion of Counsel.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, all as of the date first above written.

IHS MARKIT LTD.

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: Chief Financial Officer

Markit North America, Inc.

By:	/s/ Sari Granat
Name: Sari Granat
Title: Secretary

IHS Inc.
IHS Global Inc.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, Legal & Secretary

R.L. Polk & Co.
CARFAX, Inc.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, Legal & Secretary

IHS Global Canada Limited

By:	/s/ Sari Granat
Name: Sari Granat
Title: Director

IHS Global SA

By:	/s/ Chris McLoughlin
Name: Chris McLoughlin
Title: Director

[Signature page to Supplemental Indenture No. 1]

Executed as a deed by
MARKIT GROUP HOLDINGS LIMITED acting by

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: Director

By:	/s/ Chris McLoughlin
Name: Chris McLoughlin
Title: Director

Executed as a deed by
MARKIT GROUP LIMITED acting by

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: Director

By:	/s/ Chris McLoughlin
Name: Chris McLoughlin
Title: Director

IHS Global Limited

By:	/s/ Chris McLoughlin
Name: Chris McLoughlin
Title: Director

[Signature Page to Supplemental Indenture No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature page to Supplemental Indenture No. 1]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.75% Senior Notes due 2025

No. [RA- ] [RS- ] [RIAI- ] [U- ]	[$ ][2]

IHS MARKIT LTD.

promises to pay to [CEDE & CO.] [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $            (            Dollars)]3 on February 15, 2025.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

[1]	Rule 144A Note CUSIP: 44962L AB3

Rule 144A Note ISIN: US44962LAB36

Temporary Regulation S Note CUSIP: G47567 AC9

Temporary Regulation S Note ISIN: USG47567AC95

Regulation S Note CUSIP: G47567 AB1

Regulation S Note ISIN: USG47567AB13

[2]	Include in Global Notes.
[3]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

IHS MARKIT LTD.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

4.75% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST. IHS Markit Ltd., a Bermuda exempted company (the “Company”), promises to pay interest on the principal amount of this Note at 4.75% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”). If any such day is not a Business Day, interest shall be payable on the next succeeding Business Day with the same force and effect and no interest shall accrue for the intervening period. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 9, 2017; provided that the first Interest Payment Date shall be August 15, 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

PAYMENT OF ADDITIONAL AMOUNTS. The Company or, if applicable, each Guarantor (pursuant to the terms of the applicable Guarantee) (each, a “Payor”) shall make all payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the Guarantees, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of Bermuda, the United Kingdom or any other jurisdiction in which the Company or any Guarantor is organized, or resident for tax purposes, engaged in business for tax purposes or through which payment is made (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof. If a Payor is required by a Relevant Taxing Jurisdiction to deduct or withhold Taxes from any payment of principal, premium (if any) and interest on the Notes, or any payments pursuant to the Guarantees, as the case may be, such Payor shall pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by the holder of such Note, after such deduction or withholding (including any such deduction or withholding in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that a Payor shall not be required to pay Additional Amounts under certain circumstances set forth in the Indenture.

METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the holders of Notes. The Company or any of its Subsidiaries may act in any such capacity.

INDENTURE. The Company issued the Notes under an Indenture, dated as of February 9, 2017 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.75% Senior Notes due 2025. The Notes are Additional Notes under the Indenture and the Company shall be entitled to issue further Additional Notes pursuant to Section 2.01 of the Indenture. The Initial Notes, the Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, including optional redemption for tax reasons, and may be the subject of a Change of Control Offer, in each case, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the holders shall be as set forth in the applicable provisions of the Indenture.

AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o IHS Markit Ltd.

4th Floor, Ropemaker Place

25 Ropemaker Street

London EC2Y 9LY

United Kingdom

Email: Sari.Granat@ihsmarkit.com

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably

appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

This certificate relates to $             principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a Person that the undersigned reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(6)	☐	to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a “qualified institutional buyer” and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of $250,000 of Notes; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the appropriate box below:

[    ] Section 4.10

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$($2,000 and integral multiples of $1,000, in excess thereof)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.